Exhibit 99.1

TOWER BANCORP INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	12/31/2006	12/31/2005
	(,000)	(,000)
ASSETS
CASH AND DUE FROM BANKS	$14,180	$11,744
INTEREST BEARING BALANCES WITH BANKS	97	3,083
FEDERAL FUNDS SOLD	6,530	10,093

INVESTMENTS	87,631	83,207

LOANS:	390,105	229,301
RESERVE FOR LOAN LOSSES	(3,610)	(2,129)

BANK PREMISES, FURNITURE & FIXTURES	10,631	4,220
OTHER REAL ESTATE OWNED	1,617	1,634
OTHER ASSETS	33,759	11,070

TOTAL ASSETS	$540,940	$352,223

LIABILITIES AND CAPITAL
DEMAND	$47,331	$29,162
SAVINGS	188,147	144,952
TIME	174,140	87,064

TOTAL DEPOSITS:	$409,618	$261,178

LIABILITIES FOR BORROWED MONEY	41,642	35,516
FEDERAL FUNDS PURCHASED	0	0
OTHER LIABILITIES	8,127	7,140

TOTAL LIABILITIES	$459,387	$303,834

EQUITY CAPTIAL
CAPITAL STOCK:
AUTHORIZED 5,000,000 SHARES
ISSUED 2,420,481 SHARES	$2,225	$2,225
SURPLUS	34,809	6,760
UNDIVIDED PROFITS	36,148	31,618
NET UNREALIZED GAIN (LOSS)	10,732	9,557
LESS: TREAS STOCK (2006 - 63,278 SHS)	(2,361)	(1,771)

TOTAL EQUITY CAPITAL	$81,553	$48,389

TOTAL LIABILITIES AND CAPITAL	$540,940	$352,223

BOOK VALUE	$34.60	$28.00